                                                                                                      Exhibit 23(n)

                                       OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                                March 18, 1996 (as updated through August 11, 2005)

1.       The  Plan.  This  Plan is the  written  multiple  class  plan  for  each of (i)  the  open-end  management investment  companies and (ii) the closed-end  management  investment  company or companies  permitted by exemptive order to offer  multiple  classes  of shares on the  proviso  that they  comply  with the Rule (as  defined  below)
(individually  a "Fund" and  collectively  the  "Funds"),  named on Exhibit A hereto,  which exhibit may be revised from time to time, for OppenheimerFunds  Distributor,  Inc. (the "Distributor"),  the general distributor of shares
of the Funds and for OppenheimerFunds, Inc. (the "Advisor"), the investment advisor of the Funds.(1) In   instances
where such investment companies issue shares representing  interests in different portfolios  ("Series"),  the term
"Fund" and "Funds" shall separately refer to each Series.  This Plan is the written plan contemplated by Rule 18f-3
(the  "Rule")  under the  Investment  Company Act of 1940 (the "1940  Act"),  pursuant to which the Funds may issue multiple  classes of shares.  The terms and  provisions of this Plan shall be  interpreted  and defined in a manner consistent with the provisions and definitions contained in the Rule.

2.       Similarities and Differences  Among Classes.  Each Fund offering shares of more than one class agrees that each class of that Fund:
     (1)(i) shall have any service plan or  distribution  and service plan ("12b-1  Plan") apply  separately to any class whose shares are subject to such Plan,  and such class shall pay all of the expenses  incurred  pursuant to that  arrangement;  and (ii) may pay a different share of expenses ("Class  Expenses") if such expenses are actually  incurred in a different amount by that class, or if the class receives  services of a different kind or to a  different  degree  than  that of other  classes.  Class  Expenses  are  those  expenses  specifically attributable  to the  particular  class of shares,  namely (a) 12b-1 Plan fees,  (b) transfer and  shareholder servicing agent fees and administrative  service fees, (c) shareholder meeting expenses,  (d) SEC registration fees for Funds organized as corporations and (e) any other incremental expenses  subsequently  identified that should be  allocated  to one class  which  shall be  approved  by a vote of that  Fund's  Board of  Directors,
     Trustees  or Managers  (the  "Directors").  Expenses  identified  in Items (c) through (e) may involve  issues relating either to a specific class or to the entire Fund; such expenses  constitute  Class Expenses only when they are  attributable to a specific class.  Because Class Expenses may be accrued at different rates for each class of a single Fund,  dividends  distributable  to  shareholders  and net asset values per share may differ for shares of different classes of the same Fund.
     (2) shall have  exclusive  voting  rights on any matters  that  relate  solely to that  class's  arrangements, including without limitation voting with respect to a 12b-1 Plan for that class;
     (3) shall have separate  voting rights on any matter  submitted to  shareholders in which the interests of one class differ from the interests of any other class;
     (4) may have a different arrangement for shareholder services,  including different sales charges,  redemption fees, sales charge waivers,  purchase and redemption  features,  exchange  privileges,  loan  privileges,  the availability of certificated shares and/or conversion features; and
     (5) shall have in all other respects the same rights and obligations as each other class.

3.       Allocations  of Income,  Capital Gains and Losses and  Expenses.  The  methodologies  and  procedures  for allocating  capital  gains and losses,  fees and expenses,  as set forth in the most current  version of the report captioned  "Methodology  for Net Asset Value (NAV) and Dividend and  Distribution  Determinations  for  Oppenheimer
Funds with Multiple Classes of Shares" are re-approved.  Income,  realized and unrealized capital gains and losses, and  expenses of each Fund other than Class  Expenses  allocated  to a  particular  class shall be allocated to the respective  class on the basis of the net asset  value of that  class in  relation  to the net asset  value of that
Fund,  except as follows:  For Funds operating under 1940 Act Rule 2a-7, and for other Funds that declare dividends from net investment  income on a daily basis,  such  allocations  shall be made on the basis of relative net assets
(settled shares) [net assets valued in accordance with generally accepted  accounting  principles but excluding the value of subscriptions receivable] in relation to the net assets of that Fund.

4.       Expense Waivers and  Reimbursements.  From time to time the Advisor or the Fund's transfer and shareholder servicing  agent may  voluntarily  undertake  to (i) waive any portion of the  management  fee and/or  transfer and shareholder  servicing  agent fees charged to a Fund,  and/or (ii)  reimburse any portion of the expenses of a Fund or of one or more of its  classes,  but is not  required  to do so or to  continue to do so for any period of time.
The Advisor  shall  provide a quarterly  report to the  Directors  of Fund expense  reimbursements  to disclose any reimbursements that are not equal for all classes of the same Fund.

5.       Conversions of Shares.  Any Fund may offer a conversion  feature  whereby  shares of one class  ("Purchase
Class Shares") will convert  automatically  to shares of another class ("Target Class Shares") of that Fund,  after being held for a requisite period ("Matured  Purchase Class Shares"),  pursuant to the terms and conditions of that
Fund's Prospectus and/or Statement of Additional  Information.  Such terms and conditions may provide for that time period to vary for Purchase Class Shares (i) afforded  different  shareholder  privileges or other  features,  (ii)
issued by different  Funds,  and/or (iii) issued on different  dates.  Upon  conversion of Matured  Purchase  Class
Shares,  all Purchase  Class Shares of that Fund acquired by  reinvestment  of dividends or  distributions  of such
Matured  Purchase  Class  Shares  shall also be  converted  at that time.  Purchase  Class Shares will convert into
Target Class  Shares of that Fund on the basis of the  relative  net asset  values of the two classes,  without the imposition of any sales load, fee or other charge.  The conversion  feature shall be offered for so long as (i) the expenses to which  Target  Class  Shares of a Fund are subject,  including  payments  authorized  under that Fund's
Target  Class  12b-1 plan,  are not higher than the  expenses  of  Purchase  Class  Shares of that Fund,  including payments  authorized  under that Fund's  Purchase Class 12b-1 plan;  (ii) there  continues to be available a ruling from the Internal  Revenue Service ("IRS")  revenue  procedure or other IRS ruling or regulation,  or an opinion of counsel or of an  opinion of an  auditing  firm  serving as tax  adviser,  to the  effect  that the  conversion  of
Purchase  Class  Shares to Target Class Shares does not  constitute  a taxable  event for the holder;  and (iii) if shareholders  of Target  Class  Shares of a Fund,  but not  shareholders  of  Purchase  Class  Shares of that Fund, approve  any  increase  in  expenses  allocated  to the  Target  Class for  shareholder  services  or  distribution
(including  payments  authorized  under that Fund's Target Class 12b-1 plan),  that Fund will establish a new class of shares  ("New Target  Class  Shares") and shall take such other action as is necessary to provide that  existing
Purchase Class Shares are exchanged or converted into New Target Class Shares,  identical in all material  respects to Target Class Shares as they  existed  prior to  implementation  of the proposal to increase  expenses,  no later than the date such shares previously were scheduled to convert into Target Class Shares.

6.       Disclosure.  The classes of shares to be offered by each Fund, and the initial,  asset-based or contingent deferred  sales  charges and other  material  distribution  arrangements  with  respect to such  classes,  shall be disclosed in the prospectus  and/or statement of additional  information  used to offer that class of shares.  Such prospectus  or statement of additional  information  shall be  supplemented  or amended to reflect any change(s) in classes of shares to be offered or in the material distribution arrangements with respect to such classes.

7.       Independent  Audit.  The methodology  and procedures for  calculating  the net asset value,  dividends and distributions  of each class shall be reviewed by an independent  auditing firm (the "Expert").  At least annually, the Expert,  or an  appropriate  substitute  expert,  will render a report to the Funds on policies and  procedures placed in operation and tests of operating effectiveness as defined and described in SAS 70 of the AICPA.

8.       Offers and Sales of Shares.  The Distributor will maintain  compliance  standards as to when each class of shares may  appropriately  be sold to  particular  investors,  and will require all persons  selling  shares of the
Funds to agree to conform to such standards.

9.       Rule 12b-1  Payments.  The  Treasurer of each Fund shall  provide to the  Directors of that Fund,  and the
Directors  shall review,  at least  quarterly,  the written report  required by that Fund's 12b-1 Plan, if any. The report shall include  information  on (i) the amounts  expended  pursuant to the 12b-1 Plan,  (ii) the purposes for which such  expenditures were made and (iii) the amount of the Distributor's  unreimbursed  distribution  costs (if recovery  of such costs in future  periods is  permitted  by that  12b-1  Plan),  taking  into  account  12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.

10.      Conflicts.  On an ongoing basis, the Directors of the Funds, pursuant to their fiduciary  responsibilities under the 1940 Act and  otherwise,  will monitor the Funds for the  existence of any material  conflicts  among the interests of the classes.  The Advisor and the  Distributor  will be  responsible  for  reporting  any potential or existing  conflicts to the Directors.  In the event a conflict arises, the Directors shall take such action as they deem appropriate.

11.      Effectiveness  and Amendment.  This Plan takes effect for each Fund as of the date of adoption shown below for that  Fund,  whereupon  the  open-end  Funds are  released  from the terms and  conditions  contained  in their respective  exemptive  applications  pursuant to which orders were issued  exempting the respective  Funds from the provisions of Sections  2(a)(32),  2(a)(35),  18(f),  18(g),  18(i), 22(c) and 22(d) of the 1940 Act and Rule 22c-1
thereunder, or from their respective previous multiple class plan.(2) This  Plan has been  approved  by a  majority vote of the Board of each Fund and of each Fund's  Board  members who are not  "interested  persons" (as defined in the  1940  Act)  and who  have no  direct  or  indirect  financial  interest  in the  operation  of the Plan or any agreements  relating  to the Plan (the  "Independent  Trustees")  of each Fund at meetings  called for  Oppenheimer
Funds  listed on Exhibit  A, in each case for the  purpose  of voting on this  Plan.  Prior to that vote,  (i) each
Board was furnished  with the  methodology  used for net asset value and dividend and  distribution  determinations for the Funds,  and (ii) majority of each Board and its Independent  Trustees  determined that the Plan as proposed to be adopted,  including  the expense  allocation,  is in the best  interests  of each Fund as a whole and to each class of each Fund  individually.  Thereafter,  this Plan has been approved at least annually by a majority of each
Board of the  Oppenheimer  Funds listed on Exhibit A hereto,  including a majority of the  Independent  Trustees of such  Funds.  Prior to any  material  amendment  to the Plan,  each  Board  shall  request  and  evaluate,  and the
Distributor  shall furnish,  such  information  as may be reasonably  necessary to evaluate such  amendment,  and a majority of each Board and its Independent  Trustees shall find that the Plan as proposed to be amended,  including the expense  allocation,  is in the best  interest of each class,  each Fund as a whole and each class of each Fund individually.  No material  amendment to the Plan shall be made by any Fund's Prospectus or Statement of Additional
Information  or a  supplement  to either of the  foregoing,  unless  such  amendment  has first been  approved by a majority of the Fund's Board and its Independent Trustees.

12.      Disclaimer of Shareholder and Trustee  Liability.  The Distributor  understands that the obligations under this Plan of each Fund that is  organized  as a  Massachusetts  business  trust are not binding upon any Trustee or shareholder of such Fund personally,  but bind only that Fund and the Fund's property.  The Distributor  represents that it has notice of the  provisions  of the  Declarations  of Trust of such  Funds  disclaiming  shareholder  and
Trustee liability for acts or obligations of the Funds.

Initially  approved by the Boards of the Board I Oppenheimer  Funds on October 5, 1995, and most recently approved by those Boards on August 11, 2005.

                                                              /s/ Robert G. Zack
                                                              -----------------------------------
                                                              Robert G. Zack, Secretary
                                                              Board I Oppenheimer Funds

Initially  approved  by the  Boards of the Board II  Oppenheimer  Funds on  October  24,  1995,  and most  recently approved by those Boards on August 22, 2005.

                                                              /s/ Robert G. Zack
                                                              -----------------------------------
                                                              Robert G. Zack, Vice President
                                                                  & Secretary
                                                              Board II Oppenheimer Funds

Initially  approved by the Boards of the Board III Funds on November  28,  1995 (for the former  Oppenheimer  Quest funds), and on January 10, 1996 (for the former  Oppenheimer  Rochester funds), and most recently approved by those
Boards on August 1, 2005.

                                                              /s/ Robert G. Zack
                                                              -----------------------------------
                                                              Robert G. Zack, Secretary
                                                              Board III Oppenheimer Funds

Initially  approved  by the Boards of the Board IV  Oppenheimer  Funds on  November  19,  2001,  and most  recently approved by those Boards on September 14, 2005.

                                                              /s/ Robert G. Zack
                                                              -----------------------------------
                                                              Robert G. Zack, Secretary
                                                              Board IV Oppenheimer Funds

                                                                                        Exhibit A

1.       Board I Oppenheimer Funds
         -------------------------

Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Dividend Growth Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-State Municipal Trust
         (consisting of the following 3 series:)
                  Oppenheimer New Jersey Municipal Fund
                  Oppenheimer Pennsylvania Municipal Fund
                  Oppenheimer Rochester National Municipals
Oppenheimer Series Fund, Inc.
         (consisting of the following 2 series):
                  Oppenheimer Disciplined Allocation Fund
                  Oppenheimer Value Fund
Oppenheimer U.S. Government Trust

2.       Board II Oppenheimer Funds
         --------------------------

Centennial Money Market Trust
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Equity Fund, Inc.
Oppenheimer High Yield Fund
Oppenheimer Integrity Funds
         (consisting of the following 1 series:)
                  Oppenheimer Core Bond Fund
Oppenheimer International Bond Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Funds, Inc.
         (consisting of the following 1 series:)
                  Oppenheimer Main Street Fund
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer Municipal Fund
         (consisting of the following 1 series:)
                  Oppenheimer Limited Term Municipal Fund
Oppenheimer Principal Protected Trust
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund
Oppenheimer Principal Protected Trust II
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund II
Oppenheimer Principal Protected Trust III
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund III
Oppenheimer Principal Protected Trust IV
         (consisting of the following 1 series:)
                  Oppenheimer Principal Protected Main Street Fund IV
Oppenheimer Real Asset Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Variable Account Funds
         (consisting of the following 11 series:)
                  Oppenheimer Aggressive Growth Fund/VA
                  Oppenheimer Balanced Fund/VA
                  Oppenheimer Capital Appreciation Fund/VA
                  Oppenheimer Core Bond Fund/VA
                  Oppenheimer Global Securities Fund/VA
                  Oppenheimer High Income Fund/VA
                  Oppenheimer Main Street Fund/VA
                  Oppenheimer Main Street Small Cap Fund/VA
                  Oppenheimer Money Fund/VA
                  Oppenheimer Strategic Bond Fund/VA
                  Oppenheimer Value Fund/VA
Panorama Series Fund, Inc.
         (consisting of the following 4 series):
                  Government Securities Portfolio
                  Growth Portfolio
                  Oppenheimer International Growth Fund/VA
                  Total Return Portfolio

3.       Board III Funds
         ---------------

Bond Fund Series - Oppenheimer Convertible Securities Fund
Oppenheimer MidCap Fund
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest International Value Fund, Inc.
Oppenheimer Quest for Value Funds
         (consisting of the following 3 series:)
                  Oppenheimer Quest Balanced Fund
                  Oppenheimer Quest Opportunity Value Fund
                  Oppenheimer Small- & Mid- Cap Value Fund
Oppenheimer Quest Value Fund, Inc.
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

4.       Board IV Oppenheimer Funds
         --------------------------

Oppenheimer International Diversified Fund
Oppenheimer International Large Cap Core Trust
         (consisting of the following 1 series:)
                  Oppenheimer International Large Cap Core Fund
Oppenheimer International Value Trust
         (consisting of the following 1 series:)
                  Oppenheimer International Value Fund
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Portfolio Series
         (consisting of the following 4 series:)
                  Active Allocation Fund
                  Aggressive Investor Fund
                  Conservative Investor Fund
                  Moderate Investor Fund
Oppenheimer Real Estate Fund
Oppenheimer Select Value Fund
Oppenheimer Total Return Bond Fund

-------------------------
(1) For Centennial Money Market Trust,  Centennial Asset Management Corp. is substituted as the  "Distributor"  and the "Advisor".
(2).The exemptive  applications  include Oppenheimer  Management Corp. et al., Release IC-19821,  10/28/93 (notice)
and Release IC-19894,  11/23/93 (order), and Quest for Value Fund, Inc. et al., Release IC-19605,  7/30/93 (notice)
and Release  IC-19656,  8/25/93 (order).  Plans were initially  adopted by the Denver  Oppenheimer Funds on October
24, 1995,  by the New York  OppenheimerFunds  on October 5, 1995,  by the Quest  Oppenheimer  Funds on November 28,
1995, by the  Rochester  Oppenheimer  Funds on January 10, 1996, by the  Connecticut  Mutual  Oppenheimer  Funds on
February 26, 1996,  to take effect March 18, 1996,  and were  subsequently  adopted by each  Oppenheimer  Fund that commenced operations after that date of approval, as of the commencement of operation of that new fund.